Consolidated Financial Statements

                        Kapital Engine Investments, Inc.

                     Years Ended December 31, 2004 and 2003

        Report of Independent Registered Certified Public Accounting Firm

                        Consolidated Financial Statements

                     Years Ended December 31, 2004 and 2003
        Report of Independent Registered Certified Public Accounting Firm

Contents


      Report of Independent Registered Certified Public Accounting Firm

Financial Statements:

      Consolidated Balance Sheet
      Consolidated Statements of Operations
      Consolidated Statements of Changes in Stockholders' Equity
      Consolidated Statements of Cash Flows
      Notes to Consolidated Financial Statements

        Report of Independent Registered Certified Public Accounting Firm



Board of Directors
Kapital Engine Investments, Inc.
Raleigh, North Carolina

We have audited the accompanying balance sheet of Kapital Engine Investments, Inc. as of December 31, 2004 and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the management of Kapital Engine Investments, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kapital Engine Investments, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the two years then ended in conformity with United States generally accepted accounting principles.



Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
November 1, 2005

                        Kapital Engine Investments, Inc.

                           Consolidated Balance Sheets

                                December 31, 2004

Assets
Current assets:
      Cash                                                                                $     1,200
      Accounts receivable, net of allowances of $2,097,000                                     82,600
      Related party receivables                                                               361,300
      Advances to shareholders                                                                129,800
      Prepaid expenses                                                                         38,000
                                                                                          -----------

Total current assets                                                                          612,900

Property & equipment, net of accumulated depreciation of $3,020,300                         2,574,100
Identified intangible assets, net of accumulated amortization of $48,400                       25,200
Other long-term assets                                                                         60,600
                                                                                          -----------

 Total assets                                                                             $ 3,272,800
                                                                                          -----------

Liabilities and Stockholders' Equity
Current liabilities:
      Cash overdraft                                                                      $   238,800
      Accounts payable                                                                        315,300
      Accrued payroll and payroll taxes                                                        90,300
      Notes payable, current                                                                1,191,600
      Capital leases, current                                                                 446,200
      Deferred revenue, current                                                             2,685,200
      Other accrued liabilities                                                               271,000
                                                                                          -----------

Total current liabilities                                                                   5,238,400
Long-term liabilities:
      Deferred revenue, less current portion                                                1,097,400
      Notes payable, less current portion                                                     237,000
      Capital leases, less current portion                                                    401,700

Stockholders' deficit:
      Common stock; $1.00 par value;  1,000 shares authorized;  1,000 shares issued and
         outstanding at December 31, 2004                                                       1,000
      Additional paid-in capital                                                              424,500
      Accumulated deficit                                                                  (4,127,200)
                                                                                          -----------

Total stockholders' deficit                                                                (3,701,700)
                                                                                          -----------

 Total liabilities and stockholders' equity                                               $ 3,272,800
                                                                                          -----------

    The accompanying notes are an integral part of the financial statements.

                        Kapital Engine Investments, Inc.

                      Consolidated Statements of Operations


                                                               Years Ended December 31,
                                                             ----------------------------

                                                                 2004            2003
                                                             ------------    ------------
Revenues:
      Membership revenue                                     $  9,661,200    $  7,006,700
      Membership refunds                                         (128,700)       (156,800)
      Other returns                                              (156,800)        (91,100)
                                                             ------------    ------------

 Total revenue                                                  9,375,700       6,758,800
                                                             ------------    ------------

      General and administrative expenses                       7,998,600       7,344,100

  Other expense (income):
      Loss on sale of fixed assets                                  9,900          51,000
      Other income                                               (126,000)       (150,900)
      Interest expense                                            141,700         124,400
                                                             ------------    ------------

             Total other expenses (income)                         25,600          24,500

Net income (loss)                                            $  1,351,500    $   (609,800)
                                                             ------------    ------------

Basic and dilutive income (loss) per share of common stock   $   1,351.50    $    (609.80)
                                                             ------------    ------------

Weighted average common stock outstanding                           1,000           1,000
                                                             ------------    ------------

Weighted average diluted common stock outstanding                   1,000           1,000
                                                             ------------    ------------

    The accompanying notes are an integral part of the financial statements.

                        Kapital Engine Investments, Inc.
           Consolidated Statements of Changes in Stockholders' Equity
                     Years Ended December 31, 2004 and 2003

                                    Common Stock            Additional
                             ---------------------------     Paid-in      (Accumulated
                                Shares         Amount        Capital        Deficit)          Total
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2002          1,000   $      1,000   $    424,500   $ (3,634,500)   $ (3,209,000)

Distributions                                                                 (844,400        (844,400)
Net loss                                                                      (609,800)       (609,800)
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2003          1,000          1,000        424,500     (5,088,700)     (4,663,200)

Distributions                                                                 (390,000)       (390,000)
Net income                                                                   1,351,500       1,351,500
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2004          1,000   $      1,000   $    424,500   $ (4,127,200)   $ (3,701,700)
                             ------------   ------------   ------------   ------------    ------------


    The accompanying notes are an integral part of the financial statements.

                        Kapital Engine Investments, Inc.
                      Consolidated Statements of Cash Flows


                                                                              Years Ended December 31,
                                                                            ----------------------------
                                                                                2004            2003
                                                                            ------------    ------------
Operating activities
      Net income (loss)                                                     $  1,351,500    $   (609,800
                                                                            ------------    ------------

      Adjustments to reconcile net loss to net cash provided by operating activities:
            Provisions for allowance for doubtful accounts                     1,356,300         300,600
            Depreciation and amortization                                        589,500         514,200
            Loss on sale of assets                                                 9,900          51,000
            Increase (decrease) in:
                  Accounts receivables                                        (1,337,900)       (341,600)
                  Prepaid expenses                                               114,400        (152,400)
                  Other assets                                                     6,000           5,600
                  Accounts payable                                                52,800         (25,500)
                  Deferred revenue                                            (1,103,200)      1,493,200
                  Other accrued liabilities                                       40,800          33,200
                                                                            ------------    ------------

      Total adjustments                                                         (271,400)      1,878,300
                                                                            ------------    ------------

      Net cash provided by operating activities                                1,080,100       1,268,500
                                                                            ------------    ------------

Investing activities
      Purchase of property and equipment                                        (278,300)       (191,600)
      Proceeds from sale of assets                                                57,000             500
                                                                            ------------    ------------

      Net cash used in investing activities                                     (221,300)       (191,100)
                                                                            ------------    ------------

Financing activities
      Increase in bank overdraft                                                 238,800
      Increase in advances to shareholders                                      (129,800)
      Related party receivables                                                 (338,400)          1,400
      Proceeds from notes payable and capital leases                             506,500       1,375,900
      Payment on notes payable and capital leases                               (759,700)     (1,942,900)
      Payment on minority interest                                                     0        (103,300)
      Distributions to shareholders                                             (390,000)       (844,400)
                                                                            ------------    ------------

      Net cash used by financing activities                                     (872,600)     (1,513,300)
                                                                            ------------    ------------

Net decrease in cash and cash equivalents                                        (13,800)       (435,900)
Cash and cash equivalents, beginning of year                                      15,000         450,900
                                                                            ------------    ------------

Cash and cash equivalents, end of period                                    $      1,200    $     15,000
                                                                            ------------    ------------

Supplemental disclosure of cash flow information and non-cash financing activities:
Cash paid during the year for interest                                      $    141,700    $    124,400
                                                                            ------------    ------------
Assets acquired with capital leases                                         $     56,500    $  1,016,600
                                                                            ------------    ------------


    The accompanying notes are an integral part of the financial statements.

                        KAPITAL ENGINE INVESTMENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the years ended December 31, 2004 and 2003

1. Nature of Business

      Kapital Engine Investments, Inc. and the Subsidiaries (collectively, the Company) are primarily engaged in design, management and operation of fitness centers, principally in the Raleigh, North Carolina area. The Company was incorporated in the state of Nevada in 2002. As of December 31, 2004, the Company owned and operated nine fitness clubs.

      The fitness clubs offer weight training, cardiovascular equipment, aerobics classes, yoga, tanning, babysitting and basketball courts. Operations focus on prospecting for new members, membership sales, and renewals. Memberships may be prepaid or paid monthly. The majority of the memberships sold are for two year periods.

2. Significant Accounting Policies

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. The Company revises the recorded estimates when better information is available, facts change, or the Company can determine actual amounts. Those revisions can affect operating results.

      Principles of Consolidation - The consolidated financial statements include the accounts of Kapital Engine Investments, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

      Revenue Recognition -- The Company receives a one-time enrollment fee and offers discounts on pre-payment of multi-year contracts at the time a member joins and monthly membership dues for usage from its members. The enrollment fees are nonrefundable after 30 days. The Company records income on the basis of cash received and adjusts the cash income for net changes in accounts receivable and calculates a deferral of cash income to subsequent periods based on a sample of membership contracts entered into during the year. In addition, monthly membership dues paid in advance of a center's opening are deferred until the center opens. The Company offers members month-to-month memberships and recognizes as revenue the monthly membership dues in the month to which they pertain.

      The Company also receives rental revenue from several third party vendors who operate refreshment areas within each fitness center. Rental revenue from this activity is recognized monthly.

      Fair Value of Financial Instruments - Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes payable is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities and approximates the carrying amounts of the notes.

      Cash and Cash Equivalents - The Company considers all unrestricted cash accounts and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

      Accounts Receivable - Accounts receivable principally consists of amounts due from the Company's membership base. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of the Company's members to make required payments. The Company considers facts such as: historical collection experience, the age of the receivable balance, and general economic conditions that may affect our member's ability to pay.

The roll forward of these allowances at December 31, 2004 are as follows:

      Allowance for doubtful accounts:
      Balance, beginning of period       $  740,600
      Provisions                          1,356,400
      Write-offs against allowance

      Balance, end of period             $2,097,000

      Prepaid Expenses and Other Receivables - Prepaid expenses and other receivables consisted primarily of prepaid legal fees, rent and security deposits.

      Property and Equipment - Property, equipment and leasehold improvements are recorded at cost. Improvements are capitalized, while repair and maintenance costs are charged to operations when incurred.

      Depreciation is computed primarily using the straight-line method over estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement. Construction in progress is not depreciated until placed in service and then is depreciated over the useful life of the asset.

      Impairment of Long-lived Assets - The carrying value of long-lived assets is reviewed annually and whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company considers a history of consistent and significant operating losses to be its primary indicator of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows, which is generally at an individual location. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to that center, compared to the carrying value of these assets. If an impairment has occurred, the amount of impairment recognized is determined by estimating the fair value of these assets and recording a loss if the carrying value is greater than the fair value. For the years ended December 31, 2004 and 2003 there was no impairment charge recorded.

      Advertising costs - are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense for the year ended December 31, 2004 and 2003 were $166,300 and $374,600, respectively. There was no direct-response advertising for the periods presented.

      Operating Leases - Rent expense for operating leases was approximately $1,742,200 and $1,324,700 for the years ended December 31, 2004 and 2003, respectively. Certain lease agreements call for escalating lease payments over the term of the lease, resulting in a deferred rent liability due to the expense being recognized on the straight-line basis over the life of the lease.

      Income Taxes - The Company, with the consent of the stockholders, has elected under Sections 1361 through 1379 of the Internal Revenue Code to be treated substantially as a partnership instead of as a corporation for income tax purposes. As a result, the stockholders will report the entire corporate taxable income and investment credit on their individual tax returns. Therefore, no provision for income taxes has been made to these financial statements.

      Earnings per Common Share - Basic earnings per common share (EPS) is computed by dividing net income applicable to common shareholders by the weighted average number of shares of common stock for each year. Diluted EPS is computed similarly to basic EPS, except that the numerator is adjusted to add back any redeemable preferred stock accretion and the denominator is increased for the conversion of any dilutive common stock

      New Accounting Pronouncements - In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. In addition, it carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle in most circumstances. The provisions of SFAS No. 154 are effective in fiscal years beginning after December 15, 2005. The Company plans to prospectively adopt SFAS No. 154 at the beginning of the 2006 fiscal year.

In June 2005, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-06, Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination ("EITF 05-06"). EITF 05-06 concludes that the amortization period for leasehold improvements acquired in a business combination and leasehold improvements that are in service significantly after and not contemplated at the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date of inception. As of September 30, 2005 this pronouncement had no impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

3. Property and Equipment

     Property and equipment at December 31, 2004 consists of the following:

                                     Useful Lives             2004
                                 ------------------   --------------------
   Leasehold improvements          10 years           $          2,361,100
   Construction in progress                                         42,500
                                                      ---------------------

                                                                 2,403,600
Equipment:
   Fitness                           7 - 10 years                2,804,600
   Computer and telephone              5 years                      94,100
   Decor and signage                   10 years                    110,900
   Furniture and fixtures              10 years                    181,200

                                                      ---------------------

                                                      ---------------------

   Property and equipment, gross                                 5,594,400
   Less accumulated depreciation                                 3,020,300
                                                      ---------------------

   Property and equipment, net                        $          2,574,100
                                                      =====================

4. Intangible Assets and Debt Issuance Costs

      Intangible assets consist of a covenant-not-to-compete. This asset is stated at cost and is being amortized by the straight-line method over its estimated lives.

      Debt issuance costs are classified within other assets and are being amortized as additional interest expense over the life of the underlying debt, one to three years, using the straight-line method. Amortization of debt issue costs was $4,900 and $3,000 for December 31, 2004 and 2003, respectively.

Estimated amortization of intangibles for the next year is as follows:

                                   Year             Amortization Expense
                                   ----             --------------------

                                   2005                   $    4,893
                                   2006                   $    4,893
                                   2007                   $    4,893
                                   2008                   $    4,893
                                   2009                   $    4,893

5. Notes Payable

      Notes payable at December 31, 2004 consists of the following:

      Note payable to bank, due in monthly installments of $9,018 through
November 2005, including interest at 5.25%, with a final payment of $255,500
plus unpaid interest                                                              $ 331,300

      Note payable to bank, due in monthly installments of $4,082 through
November 2005, including interest at 5.25%, with a final payment of $189,100
plus unpaid interest                                                                150,100

      Note payable to bank, due in monthly installments of $8,658 through
November 2005, including interest at 5.25%, with a final payment of $247,500
plus unpaid interest                                                                318,300

      Note payable to bank, due in monthly installments of $6,389 through March
2007, including interest at 5.25%, with a final payment of $39,400 plus unpaid
interest                                                                            178,900

      Note payable to bank, monthly interest only payments through December
2005, including interest at 7.00%, collateralized by certain equipment, with a
final payment of $100,000 plus unpaid interest                                      100,000

      Note payable to bank, due in monthly installments of $7,702 through June
2006, including interest at 4.559%, with a final payment of $40,800 plus unpaid
interest                                                                            100,000

      Note payable to bank, due in monthly installments of $19,254 through May
2006, including interest at 4.429%, with a final payment of $86,200 plus unpaid
interest                                                                            250,000

                                                                                -----------

      Total notes payable                                                         1,428,600
                                                                                -----------

      Less current maturities                                                     1,191,600
                                                                                -----------

      Total notes payable, less current portion                                   $ 237,000
                                                                                ===========

      The Company was in compliance in all material respects with all restrictive and financial covenants under its various credit facilities as of December 31, 2004.

      Aggregate annual future maturities of notes payable at December 31, 2004 are as follows:

   2005                                                                        $  1,191,600
   2006                                                                             199,500
   2007                                                                              37,500
                                                                               ------------

                                                                               $  1,428,600
                                                                               ============

6. Capital Leases

     The Company is a party to capital equipment leases with third parties which provide for monthly rental payments of approximately $60,200 as of December 31, 2004. All of the fitness equipment, which is included in property and equipment has been recorded under capital leases.

   Equipment                                                                   $  2,804,600
                                                                               ------------
                                                                                  2,804,600
   Less accumulated depreciation                                                  1,286,600
                                                                               ------------
                                                                               $  1,518,000
                                                                               ============


      Future minimum lease payments and the present value of net minimum lease payments on capital leases at December 31, 2004 are as follows:

   2005                                                                        $    524,500
   2006                                                                             311,700
   2007                                                                              43,000
   2008
   2009
   Thereafter
                                                                               ------------

                                                                                    879,200
   Less amounts representing interest                                                31,300
                                                                               ------------

   Present value of net minimum lease payments                                      847,900
   Current portion                                                                  446,200
                                                                               ------------

                                                                               $    401,700
                                                                               ============


7. Related Party Transactions

The advances to shareholders account is made up of advances to the majority shareholders. These advances are non-interest bearing, unsecured and due on demand.

8. Commitments and Contingencies

      Lease Commitments - The Company leases certain property under operating leases. The minimum annual payments under all noncancelable operating leases at December 31, 2004 are as follows:

       Lease Commitment     Lease Income   Net Lease Commitment

2005   $      1,444,900   $        162,000   $      1,282,900
2006          1,157,000             36,000          1,121,000
2007            789,100             36,000            753,100
2008            688,700                               688,700
2009            721,200                               721,200
             Thereafter          1,231,700          1,231,700
       ----------------   ----------------   ----------------
       $      6,032,600   $        234,000   $      5,798,600
       ================   ================   ================

      Litigation - The Company is engaged in legal proceedings incidental to the normal course of business. Although the ultimate outcome of these matters cannot be determined, management believes that the final disposition of these proceedings will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

9. Income Taxes

The individual companies in this consolidation file separate income tax returns with the federal government and the State of North Carolina. The companies have elected to be taxes as S-Corporations or LLC's and therefore have no actual tax expense. The pro forma federal income tax provision below has been calculated as if the consolidated entity was a C-Corporation.

Pro forma income tax expense consists of the following:

                                             2004             2003
Taxes currently payable (receivable):
         Federal                         $     72,200    $    231,300
         State                                  9,700          31,000
Change in deferred income tax expense         433,800        (483,400)
                                         ------------    ------------
                                         $    515,800    $   (221,100)

Net income (loss) as reported            $  1,351,500    $   (609,800)
Net income after pro forma tax expense   $    835,700    $   (388,700)

Pro forma earnings per share             $        800    $       (389)

The company has no carryovers available for future periods.

Income taxes are based on estimates of the annual effective tax rate and evaluations of possible future events and transactions and may be subject to subsequent refinement or revision.

                        Consolidated Financial Statements

                        Kapital Engine Investments, Inc.

                      As of September 30, 2005 and for the
                  Nine Months Ended September 30, 2005 and 2004
                                   (unaudited)

                        Kapital Engine Investments, Inc.

                        Consolidated Financial Statements

                      As of September 30, 2005 and for the
                  Nine Months Ended September 30, 2005 and 2004
                                   (unaudited)


                                    Contents


Consolidated Financial Statements:

Consolidated Balance Sheet (unaudited)                                       1
Consolidated Statements of Operations (unaudited)                            2
Consolidated Statement of Changes in Stockholders' Equity (unaudited)        3
Consolidated Statements of Cash Flows (unaudited)                            4
Notes to Consolidated Financial Statements (unaudited)                       5

                        Kapital Engine Investments, Inc.

                           Consolidated Balance Sheet

                               September 30, 2005
                                   (unaudited)

Assets
Current assets:
      Cash                                                                 $    20,400
      Accounts receivable, net of allowances of $3,314,500                     580,300
      Related party receivables                                                206,700
      Advances to shareholders                                                 129,800
                                                                           -----------

Total current assets                                                           937,200

Property & equipment, net of accumulated depreciation of $3,478,800          2,124,800
Identified intangible assets, net of accumulated amortization of $53,200        20,400
Other long-term assets                                                          60,600
                                                                           -----------

 Total assets                                                              $ 3,143,000
                                                                           -----------

Liabilities and Stockholders' Deficit
Current liabilities:
      Cash overdraft                                                       $    80,100
      Accounts payable                                                         152,500
      Accrued payroll and payroll taxes                                        102,900
      Notes payable, current                                                   940,200
      Capital leases, current                                                  433,300
      Deferred revenue, current                                              2,106,400
      Other accrued liabilities                                                323,100
                                                                           -----------

Total current liabilities                                                    4,138,500
Long-term liabilities:
      Deferred revenue, less current portion                                   742,400
      Notes payable, less current portion                                       48,600
      Capital leases, less current portion                                     112,300

Stockholders' deficit:
      Common stock; $1.00 par value; 1,000 shares authorized; 1,000
         shares issued and outstanding                                           1,000
      Additional paid-in capital                                               424,500
      Accumulated deficit                                                   (2,324,300)
                                                                           -----------

Total stockholders' deficit                                                 (1,898,800)
                                                                           -----------

 Total liabilities and stockholders' deficit                               $ 3,143,000
                                                                           -----------


The accompanying notes are an integral part of the consolidated financial statements.

                        Kapital Engine Investments, Inc.

                      Consolidated Statements of Operations
                                   (unaudited)

                                                             Nine Months Ended
                                                              September 30,
                                                      --------------------------------
                                                           2005              2004
                                                      --------------    --------------
Revenues:
      Membership revenue                              $    6,751,700    $    7,699,900
      Membership refunds                                     (33,800)         (100,100)
      Other returns                                          (99,300)         (126,800)
                                                      --------------    --------------

 Total revenue                                             6,618,600         7,473,000
                                                      --------------    --------------

  General and administrative expenses                      4,873,100         5,837,000

  Other expense (income):
      Other income                                          (277,400)          (78,800)
      Interest expense                                        87,900           120,200
                                                      --------------    --------------

             Total other expenses (income)                  (189,500)           41,400

Net income                                            $    1,935,000    $    1,594,600
                                                      --------------    --------------

Basic and dilutive income per share of common stock   $     1,935.00    $     1,594.60
                                                      --------------    --------------

Weighted average common stock outstanding                      1,000             1,000
                                                      --------------    --------------

Weighted average diluted common stock outstanding              1,000             1,000
                                                      --------------    --------------

The accompanying notes are an integral part of the consolidated financial statements

                        Kapital Engine Investments, Inc.
            Consolidated Statement of Changes in Stockholders' Equity
                      Nine Months Ended September 30, 2005
                                   (unaudited)

                                                                  Additional
                                                                    Paid-In       (Accumulated
                                  Shares           Amount           Capital         Deficit)            Total
                              --------------   --------------   --------------   --------------    --------------
Balance, December 31, 2004             1,000   $        1,000   $      424,500   $   (4,127,200)   $   (3,701,700)
                              --------------   --------------   --------------   --------------    --------------

Distributions                                                                          (132,100)         (132,100)
Net income                                                                            1,935,000         1,935,000
                              --------------   --------------   --------------   --------------    --------------
Balance, September 30, 2005            1,000   $        1,000   $      424,500   $   (2,324,300)   $   (1,898,800)
                              --------------   --------------   --------------   --------------    --------------


The accompanying notes are an integral part of the consolidated financial statements

                        Kapital Engine Investments, Inc.
                      Consolidated Statements of Cash Flows
                                   (unaudited)


                                                                                             Nine Months Ended
                                                                                               September 30,
                                                                                      --------------------------------
                                                                                           2005              2004
                                                                                      --------------    --------------
Operating activities
        Net income                                                                    $    1,935,000    $    1,594,600
                                                                                      --------------    --------------

        Adjustments to reconcile net income to net cash provided by operating activities:
                Provisions for allowance for doubtful accounts                             1,217,500           983,100
                Depreciation and amortization                                                463,300           463,900
                Increase (decrease) in:
                        Accounts receivables                                              (1,715,200)         (953,900)
                        Prepaid expenses                                                      38,000           101,800
                        Other assets                                                         154,600           (96,400)
                        Accounts payable                                                    (162,800)         (188,100)
                        Deferred revenue                                                    (933,800)         (986,700)
                        Other accrued liabilities                                             64,700            50,300
                                                                                      --------------    --------------

        Total adjustments                                                                   (873,700)         (626,000)
                                                                                      --------------    --------------
        Net cash provided by operating activities                                          1,061,300           968,600
                                                                                      --------------    --------------
Investing activities
        Purchase of property and equipment                                                    (9,200)         (223,700)
                                                                                      --------------    --------------
        Net cash used in investing activities                                                 (9,200)         (223,700)
                                                                                      --------------    --------------
Financing activities
        Increase (Decrease) in bank overdraft                                               (158,700)           54,900
        Increase in advances to shareholders                                                (129,800)
        Proceeds from notes payable                                                           15,400            56,500
        Payment on notes payable and capital leases                                         (757,500)         (568,900)
        Distributions to shareholders                                                       (132,100)          171,300
                                                                                      --------------    --------------
        Net cash used by financing activities                                             (1,032,900)         (758,600)
                                                                                      --------------    --------------
Net increase (decrease) in cash                                                               19,200           (13,700)
Cash, beginning of year                                                                        1,200            15,000
                                                                                      --------------    --------------
Cash, end of period                                                                   $       20,400    $        1,300
                                                                                      --------------    --------------
Supplemental disclosure of cash flow information and non-cash financing activities:
Cash paid during the year for interest                                                $       87,900    $      463,900
                                                                                      --------------    --------------

The accompanying notes are an integral part of the consolidated financial statements.

                        Kapital Engine Investments, Inc.

                   Notes to Consolidated Financial Statements

                      As of September 30, 2005 and for the
                  Nine Months Ended September 30, 2005 and 2004
                                   (unaudited)

1.    Background Information


      Kapital Engine Investments, Inc. and the Subsidiaries (collectively, the Company) are primarily engaged in design, management and operation of fitness centers, principally in the Raleigh, North Carolina area. The Company was incorporated in the state of Nevada in 2002. As of December 31, 2004, the Company owned and operated nine fitness clubs.

      The fitness clubs offer weight training, cardiovascular equipment, aerobics classes, yoga, tanning, babysitting and basketball courts. Operations focus on prospecting for new members, membership sales, and renewals. Memberships may be prepaid or paid monthly. The majority of the memberships sold are for two year periods.

2.    Basis of Presentation

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the nine months ended September 30, 2005 and 2004, (b) the financial positions at September 30, 2005, and (c) cash flows for the nine month periods ended September 30, 2005 and 2004, have been made.

The unaudited consolidated financial statements and notes are presented as permitted by Regulation SB. Accordingly, certain information and note disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes of the Company for the fiscal year ended December 31, 2004. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of those to be expected for the entire year.